EXHIBIT 99.1

GEE Group Announces Results for the Fiscal 2018 Second Quarter

Naperville, IL, May 15, 2018/ – GEE Group Inc. (NYSE American: JOB) (“the Company” or “GEE Group”), a provider of professional staffing services and human resource solutions, today announced results for the second quarter ended March 31, 2018.

2018 Fiscal Second Quarter Highlights

•	Revenue for the fiscal 2018 second quarter was approximately $39.9 million, up by approximately 85% over the $21.6 million recorded in the second quarter of fiscal 2017. Contract staffing services contributed approximately $34.5 million or approximately 87% of revenue and direct placement services contributed approximately $5.3 million or approximately 13% of revenue. This compares to contract staffing services of approximately $20.1 million or approximately 93% of revenue and direct hire placement services of approximately $1.5 million or approximately 7% of revenue respectively for the same quarter of fiscal 2017. Both direct hire placement and contract staffing services revenue and related gross profit were impacted somewhat by a slower than normal post holiday recovery in hiring in many markets coupled with inclement weather stemming from Nor’easters and Snow Storms in the Northeast, Mid-Atlantic and Midwest regions where the Company has offices. The result was a slower than normal start for the 2018 fiscal second quarter resulting in a reduction in billable hours for contract workers as well as fewer direct hire placements during the months of January and February. The Company experienced a strong pickup in business in March which extended into April.

•	Revenue from the combined professional contract staffing and professional direct hire placement services, which is comprised of staffing and solutions in the information technology, engineering, healthcare, legal, and finance and accounting specialties, was approximately $34.7 million, and represents approximately 87% of total revenue for the 2018 fiscal second quarter. The SNI acquisition contributed significantly to the increase in overall revenue, with a major contribution to both professional contract staffing and professional direct hire services revenue.

•	Overall gross margin for the fiscal second quarter ended March 31, 2018 (including direct placement services) was approximately 34.2% compared to approximately 26.2% for the fiscal second quarter ended March 31, 2017. The change in the overall gross margin was primarily due to an overall increase in contract staffing revenue and the change in revenue mix for the 2018 fiscal second quarter vs. the 2017 prior year fiscal second quarter, and greater direct hire placement revenue (which is recorded at 100% gross margin) for the current year fiscal second quarter. Professional contract staffing services gross margin increased (excluding direct placement services) for the 2018 fiscal second quarter to approximately 25.8% compared to approximately 24.1% for the 2017 fiscal second quarter. The change in professional contract staffing services gross margin was due to various factors including increased revenue from higher margin customers, decreased revenue from lower margin vendor management systems (VMS) and managed service providers (MSP) customers, and specialty revenue mix change. Industrial contract services gross margin for the 2018 fiscal second quarter was virtually unchanged at approximately 13.6% when compared to approximately 13.7% for the 2017 fiscal second quarter.

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•	Selling, general and administrative expenses (SG&A) increased as a percentage of revenue for the 2018 fiscal second quarter and was approximately 29.8%, compared to approximately 22.3% of revenue for the 2017 fiscal second quarter, an increase of approximately 7.5 percentage points. The increase was primarily attributable to costs related to inclusion of SNI expenses including direct hire commissions paid for direct placement services.

•	GAAP income from operations was approximately $15,000 for the 2018 fiscal second quarter, compared to GAAP income from operations of approximately $327,000 for the comparable 2017 fiscal second quarter.

•	GAAP net loss for the 2018 fiscal second quarter was approximately $2.8 million, compared to GAAP net loss of approximately $129,000 for the comparable 2017 fiscal second quarter.

•	Higher interest expense and amortization of intangible assets related to the fiscal third quarter 2017 acquisition of the SNI companies contributed to the lower GAAP income from operations and the increase in GAAP net loss for the fiscal second quarter of 2018 compared with the fiscal second quarter of 2017.

•	Adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expenses, acquisition, integration and restructuring expenses (adjusted EBITDA, a non-GAAP financial measure) for the 2018 fiscal second quarter was approximately $2.02 million vs. approximately $1.04 million for the comparable prior fiscal year second quarter (see non-GAAP adjusted EBITDA reconciliation to GAAP net income (net loss) attached to this press release).

•	Other GAAP financial information: GAAP interest expense of approximately $2.2 million for the 2018 fiscal second quarter included noncash payments in kind (“PIK”) of the Company’s common stock of approximately $402,000. GAAP current liabilities of approximately $26.9 million includes an acquisition deposit for a working capital guarantee of $1.5 million, which GEE is seeking to recover through a mediation process.

The aforementioned 2018 Fiscal Second Quarter Highlights and Financial Information should be read in conjunction with all of the financial and other information included in GEE Group’s Quarterly Reports filed with the SEC on Form 10Q for the respective periods, Current Reports on Forms 8K & 8K/A and Information Statements on Schedules 14A & 14C filed with the SEC, and Annual Reports on Form 10K filed with the SEC for the fiscal years ended in 2015, 2016, and 2017. Also, the discussion of financial results in this press release and disclosures regarding the use of non-GAAP financial measures and related schedules attached hereto which reconcile non-GAAP financial measures to the financial information prescribed by GAAP are important to readers to help gain a more comprehensive understanding of the Company’s financial results. The non-GAAP financial measures and metrics of financial results or financial performance presented herein are not a substitute for the financial measures provided by GAAP and should not be considered as alternatives, replacements or superior to financial measures presented in accordance with GAAP. Financial information provided in this press release may consist of estimates, projections and certain assumptions that are considered forward looking statements and that are predictive in nature and depend on future events. The estimates and assumptions and related projected financial results may not be realized nor are they guarantees of future performance.

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2018 Second Quarter Financial Results: Discussion

The Company reported consolidated revenue of approximately $39.9 million for the fiscal second quarter ended March 31, 2018, compared to revenue of approximately $21.6 million for the fiscal second quarter ended March 31, 2017. Contract staffing services contributed approximately $34.5 million or approximately 87% of consolidated revenue, up by approximately 72% over the comparable prior year second quarter, and direct hire placement services contributed approximately $5.3 million or approximately 13% of consolidated revenue, up by approximately 253% over the second quarter of fiscal 2017. This compares to the fiscal 2017 second quarter contract staffing services revenue of approximately $20.1 million or approximately 93% of consolidated revenue and direct hire placement revenue of approximately $1.5 million or approximately 7% of consolidated revenue respectively for the 2017 fiscal second quarter. The increase in contract staffing services revenue of approximately $14.4 million for the 2018 fiscal second quarter over the comparable prior year fiscal second quarter was primarily due to an increase of approximately $15.4 million in professional contract staffing services revenue offset by a decrease of approximately $1.0 million in industrial contract staffing services revenue. The professional contract services revenue for the quarter includes staffing and solutions in the information technology, engineering, healthcare, legal, and finance and accounting specialties. GEE Group’s strategic plan contains both internal and acquisition growth objectives to increase revenue in the aforementioned higher margin and more profitable professional services sectors of staffing which represents approximately 87% of total revenue for the 2018 fiscal second quarter, as compared with 72% of total revenue for the 2017 fiscal second quarter.

GEE Group’s overall staffing services gross profit margin, including direct placement services (recorded at 100% gross margin) for the 2018 fiscal second quarter, was approximately 34.2% versus approximately 26.2% for the comparable 2017 prior year fiscal second quarter. The change in the overall gross margin from the comparable prior year fiscal second quarter was due to several factors, including an increase in contract staffing, change in revenue mix and greater direct hire placement revenue for the 2018 fiscal second quarter, including significant contributions in both temporary and permanent placement staffing revenue from acquired company SNI. In the professional contract staffing services segment, the gross margin (excluding direct placement services) improved to approximately 25.8% for the 2018 fiscal second quarter compared to approximately 24.1% for the 2017 fiscal second quarter. The change in professional contract staffing services gross margin was primarily due to decreased revenue from VMS and MSP accounts which have lower margins, specialty revenue mix composition (information technology (IT), engineering, healthcare, legal, and finance and accounting) and higher gross margin from the IT project solutions business and from professional contract staffing revenue contributed from acquired company SNI. The Company’s industrial staffing services gross margin for the 2018 fiscal second quarter was 13.6% versus approximately 13.7% for the 2017 fiscal second quarter.

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The Company’s selling, general and administrative expenses (SG&A) for the fiscal second quarter ended March 31, 2018 increased as a percentage of revenue and was approximately 29.8% compared to approximately 22.3% of revenue for the fiscal second quarter ended March 31, 2017. SG&A increased by approximately $7.1 million from the 2017 fiscal second quarter to approximately $11.9 million for the 2018 fiscal second quarter. Direct hire commissions and other expenses from acquired company SNI contributed significantly to the increase in SG&A.

GEE Group recorded GAAP income from operations of approximately $15,000 for the fiscal second quarter ended March 31, 2018, compared to GAAP income from operations of approximately $327,000 for the fiscal second quarter ended March 31, 2017. GAAP net loss for the fiscal second quarter ended March 31, 2018 was approximately $2.8 million, compared to GAAP net loss for the fiscal second quarter ended March 31, 2017 of approximately $129,000.

Higher interest expense and the amortization of intangible assets related to the fiscal third quarter 2017 acquisition of the SNI companies contributed to the lower GAAP income from operations and the increase in GAAP net loss for the fiscal 2018 second quarter compared with the fiscal 2017 second quarter.

The Company’s adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expenses, acquisition, integration, and restructuring expenses (adjusted EBITDA, a non-GAAP financial measure) was approximately $2.02 million for the fiscal second quarter ended March 31, 2018, compared to approximately $1.04 million for the fiscal second quarter ended March 31, 2017.

GEE Group uses the above-mentioned non-GAAP financial measures internally to evaluate its operating performance and for planning purposes and believes that these are useful financial measures also used by investors .These non-GAAP financial measures are not a substitute for nor superior to financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP as reflected in the Form 10Q filed with the SEC for the respective periods should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliation of non-GAAP adjusted EBITDA to GAAP net income (net loss) is provided in a schedule that is a part of this press release.

Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “The Company gained momentum across all of its lines of business late in the second quarter that carried over into April. We are optimistic that it will continue for the remainder of GEE’s fiscal year ending September 30, 2018.”

Mr. Dewan added, “We are encouraged about the increased use of contingent labor in the ‘gig economy’. Secular changes in the workforce coupled with a very tight domestic job market are driving the demand for all of our services. GEE’s enhanced service capability in providing professional staffing services and human resource solutions together with its expanded geographic footprint will help the Company achieve continued growth in revenue and profitability while providing outstanding customer service and rewarding careers for our employees and associates.”

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Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain financial information including non-GAAP adjusted EBITDA because management uses these supplemental non-GAAP financial measures to help evaluate performance period over period, to analyze the underlying trends in its business, to establish operational goals, to provide additional measures of operating performance, including using the information for internal planning relating to the Company’s ability to meet debt service, make capital expenditures and provide working capital needs. In addition, the Company believes investors already use these non-GAAP measures to monitor the Company’s performance. Non-GAAP adjusted EBITDA is defined by the Company as net income or net loss before interest, taxes, depreciation and amortization (EBITDA) plus non-cash stock option and stock-based compensation expenses, the change in contingent consideration and acquisition, integration and restructuring costs. Non-GAAP adjusted EBITDA is not a term defined by GAAP and, as a result, the Company’s measure of non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss and income or loss from operations as reported for GAAP on the Consolidated Statements of Income, cash and cash flows as reported for GAAP on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP included in GEE Group’s Form 10Q and Form 10K filed for the respective fiscal periods with the SEC. Reconciliation of GAAP net income or GAAP net loss to non-GAAP adjusted EBITDA is attached hereto.

Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (net loss)

Quarter Ended March 31,

(In thousands)

	2018	2017
Net income (net loss), GAAP	$(2,878)	$(129)
Interest expense, net	2,199	392
Income tax expense	694	64
Depreciation expense	98	71
Amortization expense	1,394	369
Stock compensation & stock option expense	336	192
Acquisition, integration & restructuring	181	77
Non-GAAP adjusted EBITDA	$2,024	$1,036

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GEE GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(In Thousands)

	March 31,	September 30,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash	$2,938	$2,785
Accounts receivable, less allowances (March - $1,047 and September - $1,712)	20,598	23,178
Other current assets	1,772	3,014
Total current assets	25,308	28,977
Property and equipment, net	918	914
Other long-term assets	19	282
Goodwill	76,593	76,593
Intangible assets, net	32,259	35,049
TOTAL ASSETS	$135,097	$141,815
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Revolving credit facility	$9,900	$7,904
Acquisition deposit for working capital guarantee	1,500	1,500
Accrued interest	1,151	2,175
Accounts payable	2,043	3,243
Accrued compensation	5,092	7,394
Other current liabilities	340	515
Short-term portion of subordinated debt	721	1,225
Short-term portion of term-note, net of discount	6,187	3,433
Total current liabilities	26,934	27,389
Deferred rent	238	334
Deferred taxes	930	958
Term-loan, net of debt discounts	38,336	42,018
Subordinated debt	1,000	1,000
Subordinated convertible debt	16,685	16,685
Other long-term liabilities	24	35
Total long-term liabilities	57,213	61,030

Commitments and contingencies

MEZZANINE EQUITY
Preferred stock; no par value; authorized - 20,000 shares; issued and outstanding - 5,926
Preferred series A stock - 160 authorized; issued and outstanding - none	-	-
Preferred series B stock - 5,950 authorized; issued and outstanding - 5,816 and 5,926 at March 31, 2018 and September 30, 2017, respectively
Liquidation value of the preferred series B stock is approximately $28,265 and $28,800 at March 31, 2018 and September 30, 2017, respectively	28,788	29,333
SHAREHOLDERS' EQUITY
Common stock, no-par value; authorized - 200,000 shares; issued and outstanding - 10,446 shares at March 31, 2018 and 9,879 shares at September 30, 2017, respectively	-	-
Additional paid in capital	42,285	39,517
Accumulated deficit	(20,123)	(15,454)
Total shareholders' equity	22,162	24,063
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$135,097	$141,815

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GEE GROUP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In Thousands, Except Per Share Data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017
NET REVENUES:
Contract staffing services	$34,520	$20,090	$73,981	$39,946
Direct hire placement services	5,337	1,459	11,108	2,609
NET REVENUES	39,857	21,549	85,089	42,555

Cost of contract services	26,231	15,894	55,689	31,457
GROSS PROFIT	13,626	5,655	29,400	11,098

Selling, general and administrative expenses	11,938	4,811	24,704	9,306
Acquisition, integration and restructuring expenses	181	77	221	100
Depreciation expense	98	71	195	150
Amortization of intangible assets	1,394	369	2,790	738
INCOME FROM OPERATIONS	15	327	1,490	804
Interest expense	(2,199)	(392)	(5,493)	(752)
INCOME (LOSS) BEFORE INCOME TAX PROVISION	(2,184)	(65)	(4,003)	52
Provision for income tax	(694)	(64)	(666)	(130)
NET LOSS	$(2,878)	$(129)	$(4,669)	$(78)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,878)	$(129)	$(4,669)	$(78)

BASIC INCOME (LOSS) PER SHARE	$(0.28)	$(0.01)	$(0.46)	$(0.01)
WEIGHTED AVERAGE NUMBER OF SHARES - BASIC AND DILUTED	10,426	9,384	10,165	9,382

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information, and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants ; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Andrew J. Norstrud

813.803.8275

invest@genp.com

SOURCE: GEE Group Inc.

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